Exhibit 4.1

ORDINARY SHARES
INCORPORATED UNDER THE LAWS OF IRELAND
THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT WWW.COMPUTERSHARE.COM
This Certifies that
is the registered holder of
FULLY PAID AND NONASSESSABLE ORDINARY SHARES OF
DIRECTOR
EMBOSSED SEAL
COMPANY SECRETARY
Iterum Therapeutics plc
Iterum Therapeutics plc, par value US $0.01 each, transferable upon the register of the Company by the registered holder thereof in person or by duly authorized attorney upon surrender of this certificate accompanied by a proper form of transfer, properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Association of the Company, a copy of which is on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.Dated:
ORDINARY SHARES PAR VALUE US$0.01 SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
SECURITY-COLUMBIAN UNITED STATES BANKNOTE CORPORATION

ITERUM THERAPEUTICS plc

On request, the Company will furnish to the record holder of this certificate without charge, a copy of the Constitution of the Company, which include the express terms of the shares represented by this certificate and other classes and series of shares which the Company is authorized to issue. Any such request is to be addressed to the Company or to the Transfer Agent named on the face of this certificate.

THE TRANSFER OF THESE SHARES REPRESENTED BY THIS CERTIFICATE REQUIRES THE COMPLETION OF A SPECIALIZED STOCK TRANSFER FORM AND MAY BE SUBJECT TO IRISH STAMP DUTY. PLEASE CONTACT THE TRANSFER AGENT FOR ADDITIONAL INFORMATION.

For US purposes the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)
JT TEN	—	as joint tenants with right			under Uniform Gifts to Minors Act
		of survivorship and not as				(State)
		tenants in common	UNIF TRF MIN ACT	—		Custodian (untilage )
(Cust)
under Uniform Transfer to Minors Act
					(Minor)	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                 hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

Ordinary Shares,

nominal value US $0.01 each represented by the within Certificate, and do hereby irrevocably constitute and appoint

, as my/our Attorney to transfer the said Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

ABnote North America	PROOF OF: MARCH 29, 2018
711 ARMSTRONG LANE, COLUMBIA, TN 38401	ITHERUM THERAPEUTICS PLC
(931) 388-3003	WO - 18000144 FACE OPERATOR: DKS
SALES: HOLLY GRONER 931-490-7660	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:☐OK AS IS☐OK WITH CHANGES☐MAKE CHANGES AND SEND ANOTHER PROOF

COLORS SELECTED FOR PRINTING: BLACK.